Exhibit A-3

Great Plains Energy Incorporated and Subsidiaries

Name of Company	Type of Business and Jurisdictional Basis

Great Plains Energy Incorporated	Registered holding company
Great Plains Power Incorporated	Power generation (note 1)
Innovative Energy Consultants Inc.	Intermediate holding company; Rule 58(b)(1)(v) (note 2)
Kansas City Power & Light Company	Electric utility company (note 3)
Kansas City Power & Light Receivables Company	Accounts receivable management (note 4)
Wolf Creek Nuclear Operating Corporation	Nuclear operation and management company; Rule 58(b)(1)(vii)
Home Service Solutions Inc.	Intermediate holding company; Rule 58(b)(1)(iv) (note 5)
Worry Free Service, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 6)
R.S. Andrews Enterprises, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
RSA Services Termite & Pest Control, Inc.	Inactive; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Alabama, Inc.	Inactive; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Charleston, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Columbus, Inc.	Inactive; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Dallas, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Kansas, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R. S. Andrews Enterprises of South Carolina, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Chattanooga, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Fairfax, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Maryland, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Services, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Stuart II, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Tidewater, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Wilmington, Inc.	Energy-related company; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews of Jonesboro, Inc.	Inactive; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Virginia, Inc.	Inactive; Rule 58(b)(1)(iv) (note 7)
R.S. Andrews Enterprises of Tennessee, Inc.	Inactive; Rule 58(b)(1)(iv) (note 7)
KLT Inc.	Intermediate holding company (note 8)
KLT Investments Inc.	Intermediate holding company (note 9)
KLT Investments II Inc.	Intermediate holding company (note 10)
KLT Energy Services Inc.	Intermediate holding company; Rule 58(b)(i) and (v) (note 11)
Custom Energy, L.L.C.	Energy-related company; Rule 58(b)(1)(i) (note 12)
Custom Energy Holdings, L.L.C.	Energy-related company; Rule 58(b)(1)(v) (note 13)
Strategic Energy, L.L.C.	Energy-related company; Rule 58(b)(1)(v) (note 14)
KLT Gas Inc.	Gas exploration and production (note 15)
Apache Canyon Gas, L.L.C.	Inactive (note 15)
FAR Gas Acquisitions Corporation	Intermediate holding company (note 15)
Forest City, LLC	Gas exploration and production (note 15)
Forest City Gathering, LLC	Inactive (note 15)
KLT Gas Operating Company	Inactive (note 15)
Patrick KLT Gas, LLC	Inactive (note 15)
KLT Telecom Inc.	Exempt Telecommunications Company; Section 34 (note 16)
Advanced Measurement Solutions, Inc.	Inactive (note 16)
Copier Solutions, LLC	Inactive (note 16)
eChannel, Inc.	Inactive (note 16)
Municipal Solutions, L.L.C.	Inactive (note 16)
Telemetry Solutions, L.L.C.	Inactive (note 16)
Globalutilityexchange.com, LLC	Inactive (note 16)
DTI Holdings, Inc.	Exempt Telecommunications Company; Section 34 (note 16)
Digital Teleport, Inc.	Exempt Telecommunications Company; Section 34 (note 16)
Digital Teleport Nationwide LLC	Inactive; Section 34 (note 16)
Digital Teleport of Virginia, Inc.	Exempt Telecommunications Company; Section 34 (note 16)

Note: Kansas City Power & Light Company is the trustor of KCPL Financing I and the Kansas City Power & Light Wolf Creek Decommissioning Trust.

Note 1: See Paragraph 3 of Appendix A to September 7, 2001 Order. Great Plains Power Incorporated currently owns no facilities, in place, for the production, transmission, transportation or distribution of electric energy or natural or manufactured gas.

Note 2: The September 7, 2001 Order authorized Great Plains Energy to acquire, directly or indirectly through a nonutility subsidiary, the securities or one or more new intermediate subsidiaries which may be organized exclusively for the purpose of acquiring, holding and/or financing the acquisition of the securities of or other interests in one or more exempt wholesale generators, foreign utility companies, exempt telecommunications companies, Rule 58 companies or other non-exempt non-utility subsidiaries. Innovative Energy Consultants Inc. was recently formed to acquire interests in Rule 58 companies.

Note 3: September 7, 2001 Order.

Note 4: See Paragraph 2 of Appendix A to September 7, 2001 Order.

Note 5: See Paragraph 1 of Appendix A to September 7, 2001 Order.

Note 6: See Paragraph 1.1 of Appendix A to September 7 2001 Order.

Note 7: See Paragraph 1.2 of Appendix A to September 7 2001 Order.

Note 8: See Paragraph 4 of Appendix A to September 7 2001 Order.

Note 9: See Paragraph 4.4 of Appendix A to September 7 2001 Order.

Note 10: See Paragraph 4.5 of Appendix A to September 7 2001 Order. The Commission has reserved jurisdiction over the retention of KLT Investments II and its subsidiaries for a period of three years from Great Plains Energy's registration under the Act.

Note 11: See Paragraph 4.1 of Appendix A to September 7 2001 Order.

Note 12: See Paragraph 4.1.3 of Appendix A to September 7 2001 Order.

Note 13: See Paragraph 4.1.2 of Appendix A to September 7, 2001 Order.

Note 14: See Paragraph 4.1.4 of Appendix A to September 7 2001 Order.

Note 15: See Paragraph 4.2 of Appendix A to September 7 2001 Order.

Note 16: See Paragraph 4.3 of Appendix A to September 7 2001 Order.